UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 22, 2009

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

21001 Van Born Road, Taylor, Michigan	48180

(Address of Principal Executive Offices)	(Zip Code)
(313) 274-7400

Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 22, 2009, Masco Corporation and Masco Europe s.à r.l., as borrowers, entered into Amendment No. 2 (“Amendment”) to 5-Year Revolving Credit Agreement with the banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which Amendment modifies the terms of Masco’s U.S. $2 billion 5-year Revolving Credit Agreement, dated as of November 5, 2004, as amended (“Agreement”), among Masco and Masco Europe, as borrowers, and certain banks party thereto, as lenders, J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc., as Joint Lead Arrangers and Joint Book Runners and Citibank, N.A., as Syndication Agent, Sumitomo Mitsui Banking Corporation, as Documentation Agent, and Bank One, NA (Main Office Chicago) (which merged with JPMorgan Chase Bank, N.A.), as Administrative Agent.
     The Amendment (a) reduces, at the request of Masco, the amount of Masco’s facility by $750,000,000 (i.e., 2,000,000,000 to $1,250,000,000); (b) modifies the maximum debt to capitalization covenant to increase the maximum debt to capitalization ratio from 60% to 65% and (c) modifies each of the maximum debt to capitalization and the minimum consolidated net worth covenants to allow for certain non-cash charges to be added back to consolidated net worth in an aggregate amount up to $500,000,000. Such non-cash charges permitted to be added back to consolidated net worth include non-cash charges constituting impairment of goodwill and other intangible assets.
     J.P. Morgan Trust Company, National Association, an affiliate of JPMorgan Chase Bank, N.A., acts as trustee under Masco’s indentures. In the ordinary course of their respective businesses, certain of the participants in the credit facility or their affiliates have performed investment banking, commercial banking and other financial services for Masco and its affiliates, including acting as lenders under various loan facilities and as underwriters in offerings of Masco securities.
Item 2.02. Results of Operations and Financial Condition.
     Attached and incorporated herein by reference as Exhibit 99 is a copy of a press release dated April 27, 2009 reporting Masco Corporation’s financial results for the first quarter 2009 and certain other information and supplemental information prepared for use in connection with the financial results for the first quarter 2008. On April 28, 2009, Masco Corporation will hold an investor conference call and web cast to discuss financial results for the first quarter 2009.
     This information, including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99	Press Release of Masco Corporation dated April 27, 2009 reporting Masco Corporation’s financial results for the first quarter 2009 and certain other information and supplemental information prepared for use in connection with the financial results for the first quarter 2009.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION
By:	/s/ John G. Sznewajs
	Name:	John G. Sznewajs
	Title:	Vice President, Treasurer and Chief Financial Officer

April 27, 2009

EXHIBIT INDEX
99	Press Release of Masco Corporation dated April 27, 2009 reporting Masco Corporation’s financial results for the first quarter 2009 and certain other information and supplemental information prepared for use in connection with the financial results for the first quarter 2009.